AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

MIDSOUTH BANCORP INC.

As authorized by the Board of Directors of MidSouth Bancorp, Inc. (the “Employer”) effective as of December 29, 2010, the Employer hereby amends and restates the MidSouth Bancorp, Inc. Deferred Compensation Plan (the “Plan”) as set forth below:

ARTICLE I
Participation by Subsidiaries

A banking subsidiary of the Employer may elect to participate in the Plan by agreeing, in writing, to be bound by the terms and conditions of the Plan (a “Participating Subsidiary”).

ARTICLE II
Participation

1.    Eligibility. Any member of the Board of Directors of the Employer or the Board of Directors of a Participating Subsidiary (a “Director”) shall be eligible to participate in the Plan.
2.    Participation. A Director may elect to participate in the Plan by executing a Deferral Authorization substantially in the form attached hereto as Exhibit A.
3.    Deferral Authorizations. The terms of a Deferral Authorization shall provide that a Director agrees to defer all or a specified percentage of his fees payable for the performance of services as a member of the Board of Directors of the Employer or a Participating Subsidiary pursuant to the terms of the Plan.

The following special rules shall apply to Deferral Authorizations:

a.
Deferral Authorization may be executed at any time but shall not become effective until the first day of the calendar year following the calendar year in which such authorization is accepted by an authorized representative of the Employer or a Participating Subsidiary. Notwithstanding the foregoing, upon first becoming eligible to participate in the Plan, a Director may execute a Deferral Authorization within thirty (30) days thereafter, which may be effective with respect to fees earned for services rendered after the date of the election.

b.
The Deferral Authorization shall be irrevocable for the duration of the calendar year in which it becomes effective. The percentage of Fees deferred pursuant to a Deferral Authorization may be increased or decreased for any subsequent calendar year, provided such new Deferral Authorization is accepted by an authorized representative of the Employer or a Participating Subsidiary prior to the first day of such subsequent calendar year. Any such change shall become effective as of the first day of such subsequent calendar year.

c.	A Deferral Authorization shall remain in effect until it is modified in accordance with Subparagraph (b).

ARTICLE III
Funding

1.    Establishment of Trust. The Employer shall establish a revocable trust (the “Trust”) substantially in accordance with the terms and conditions set forth in Exhibit B. The terms of the Trust shall be incorporated in the Plan by this reference.
2.    Contributions. Within 30 days following the conclusion of each calendar quarter, the Employer or Participating Subsidiary shall contribute to the Trust aggregate Fees deferred pursuant to the Deferral Authorizations in effect during such quarter and such other amounts as the Plan Administrator determines are necessary to fund any other amounts that are to be credited to Directors’ Deferred Compensation Accounts for such quarter; provided, however, that no contribution shall be made or required to the extent such contribution would result in immediate taxation of such deferral to the Director pursuant to Section 409A(b)(3) of the Internal Revenue Code of 1986, as amended (“Code”).
3.    Trustee. MidSouth Bank, N.A. shall be designated as the initial Trustee of the Trust.
4.    Ownership of Trust Assets. A Director has only an unsecured right to receive benefits under the Plan from the Employer or Participating Subsidiary that funded his Deferred Compensation Account, as a general creditor of the Employer or Participating Subsidiary, as the case may be. Directors and their death beneficiaries have no secured interest or special claim to the assets of the Trust, and the assets of the Trust equal to the contributions by the Employer or Participating Subsidiary, as the case may be, for its respective Directors plus earnings thereon minus distributions with respect to such Directors shall be subject to the payment of all claims of general creditors of the Employer upon the insolvency or bankruptcy of the Employer or to the payment of claims of general creditors of the Participating Subsidiary upon the insolvency or bankruptcy of the Participating Subsidiary, as the case may be.
5.    Distributions. The Trustee shall distribute the assets comprising the Trust in accordance with the instructions of the Plan Administrator.

ARTICLE IV
Plan Administration

1.    Plan Administration. The Executive Committee of the Board of Directors of the Employer shall be designated to administer the Plan (the “Plan Administrator”) on behalf of the Employer and each Participating Subsidiary.
2.    Account. The Plan Administrator shall establish a Deferred Compensation Account for each Director. Such account shall represent an accounting entry only and shall not create an ownership interest in the Trust or any specific asset or fund of the Employer or any Participating Subsidiary.
3.    Credits. As of the 15th day of each calendar month, Fees deferred pursuant to a Director’s Deferral Authorization in effect during such month shall be credited to his Deferred Compensation Account and shall be deemed invested in Certificates of Deposit. As of the 15th day of each calendar month, amounts representing dividends that are deemed paid on Employer Common Stock held in the Director’s Deferred Compensation Account also shall be deemed invested in Certificates of Deposit and, on December 6 or the next business day thereafter of each year, all such amounts not previously invested in Employer Common Stock shall be deemed to be used to purchase Employer Common Stock based upon the value of Employer Common Stock on the purchase date. Interest earned on Certificates of Deposit in which more than one Director’s Deferred Compensation Account are deemed invested shall be credited among the respective Directors’ Deferred Compensation Accounts on a pro-rata basis based upon the respective amounts deemed invested and the days for which the amounts were deemed invested.
4.    Dividend and Voting Rights. The allocation of Common Stock of the Employer as a deemed investment to a Director’s Deferred Compensation Account shall not entitle such Director to any voting rights or any other rights as a shareholder of Employer Common Stock other than the right to receive deemed dividends paid on Employer Common Stock deemed held in the Director’s Deferred Compensation Account.

5.    Dilution and Adjustments in Capitalization. In the event of any change in the outstanding shares of Employer Common Stock on account of a stock dividend or stock split, recapitalization, merger, consolidation, spin-off, reorganization or similar corporate change, Employer shall appropriately adjust the number or kind of shares deemed allocated to a Director’s Deferred Compensation Account.
6.    Reporting. As soon as practicable after the conclusion of the calendar year, the Plan Administrator shall furnish each Director with a statement indicating the total number of shares of Employer Common Stock and other amounts allocated to his Deferred Compensation Account.

ARTICLE V
Distributions

1.    Time of Distribution. Subject to paragraph 2 below, the distribution of shares of Employer Common Stock and other amounts allocated to a Director’s Deferred Compensation Account pursuant to the terms of the Plan shall be made (a) 60 days after the later of (i) the date on which a Director ceases providing services to the Employer or a Participating Subsidiary, or (ii) the date on which a Director attains age 65.
The Board, or any Committee of the Board which is established for such purpose, may establish conditions that Directors or former Directors must satisfy in order to be eligible to receive payment of their Plan accounts, which if not satisfied, may result in a forfeiture of such Director’s benefits under the Plan. Such conditions shall be contained in the Director’s Deferral Authorization. For example, the Board or Committee may require that the individual Board member or former Board member not be in a conflicting position with any other similar institution within a 12-month period prior to the date of distribution, may establish such procedures as it believes desirable to insure that the securities laws are satisfied, and may establish such procedures as it believes desirable to insure that the tax and labor laws are satisfied. Notwithstanding the foregoing, no such conditions may accelerate or defer the timing of any distributions under this Plan other than as set forth in the Plan and as permitted by Section 409A of the Code.
2.    Delay of Certain Payments. In the event that the Director is a “specified employee” within the meaning of Section 409A of the Code (as determined by the Employer or its delegate), any payments hereunder subject to Section 409A of the Code shall not be paid or provided until the earlier of (A) the Director’s death, or (B) the expiration of the 6‑month period following Director’s cessation of services to the Employer (“Delay Period”). Any payments that are delayed by virtue of this subparagraph shall (I) be paid in one payment at the conclusion of the Delay Period and (II) include interest computed at five percent (5%) per annum for the duration of the Delay Period.

For purposes of the Plan, a Director will not be considered to have ceased providing services to the Employer and all Participating Subsidiaries, until the Director experiences a “separation from service” within the meaning of Section 409A of the Code.
3.    Method of Payment. Distributions shall be made in the form of a single lump sum payment, in shares of Common Stock of the Employer or cash, or any combination thereof, as determined by the Plan Administrator in its sole discretion.
4.    Nature of Rights. If a Director dies prior to the distribution pursuant to the Plan, the Director’s interest shall be distributed to such Director’s designated beneficiary in the form of a single-sum payment within 60 days after the Director’s death.
A Director shall be entitled to designate a beneficiary on the Deferral Authorization. A Director may, at any time, modify his designation by completing the applicable portion of a new Deferral Authorization. Such modifications shall become effective upon acceptance by an authorized representative of the Employer or a Participating Subsidiary and shall constitute a revocation of all previous designations.

If no designated beneficiary survives the Director, distribution of a Director’s interest shall be made to the legal representative of the Director’s estate or to a successor in accordance with a Judgment of Possession.

5.    Bankruptcy. Notwithstanding any provision of the Plan to the contrary, distributions from the Trust to a Director or his beneficiary shall not commence (or distributions shall cease) in the event the Employer or a Participating Subsidiary is unable to meet its debts as they mature or is subject, as a debtor, to a proceeding under the Bankruptcy Code. In such event the assets comprising the Trust shall be distributed in accordance with an order from a court of competent jurisdiction.
ARTICLE VI
Miscellaneous

1.    Assignment. To the extent a Director or any other person acquires a contractual right to receive payments pursuant to the Plan, such right shall not be subject to assignment, pledge (including collateral for a loan or security for the performance of an obligation), encumbrance or transfer except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. Any attempt to assign, pledge encumber of transfer such right shall not be recognized by the Employer, a Participating Subsidiary, the Trustee or the Plan Administrator.

2.    Amendment and Termination. The Employer, through its Board of Directors, shall have the right to amend or terminate the Plan; provided, however, that no such amendment or termination shall affect Fees previously deferred, or otherwise result in the payment or distribution thereof at any time other than such time as is permitted under the terms of the Plan, as a effect prior to such amendment or termination, and Section 409A of the Code.
3.    Trust Assets. The provisions of the Plan and Trust shall not create a trust or other fiduciary relationship of any kind between the Employer, the Trustee, the Plan Administrator or a Participating Subsidiary and a Director, his beneficiary or any other person. Any asset (and the related earnings thereon or investments thereof) comprising the Trust shall constitute a general asset of the Employer, to the extent such assets were contributed by the Employer, or of the Participating Subsidiary, to the extent such assets were contributed by the Participating Subsidiary, and no other person shall have any interest in such asset.
To the extent a Director or any other person acquires a contractual right to receive payments pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer or a Participating Subsidiary.

4.    Applicable Law. The Plan shall be governed by the laws of the State of Louisiana. This Plan is intended to comply with the distribution and other requirements under Section 409A of the Code. For any payments to be made under this Plan that are subject to Section 409A of the Code, the Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the regulations promulgated thereunder.
EXECUTED in multiple counterparts, each of which shall be treated as an original, as set forth below:
MIDSOUTH BANCORP INC.

BY:_/s/ C. R. Cloutier
C. R. Cloutier
President & CEO
WITNESSES:

/s/

/s/

DATE: December 29, 2010

RESTATED
DEFERRED COMPENSATION TRUST
MIDSOUTH BANCORP INC.

As authorized by the Board of Directors of MidSouth Bancorp, Inc. (the “Employer”), the Employer and the MidSouth Bank, N.A. (the “Trustee”) hereby restate the MidSouth Bancorp, Inc. Deferred Compensation Trust (the ‘Trust”) to reflect the original Trust and changes made to the Trust as set forth below:

WITNESSETH:

WHEREAS, the Board of Directors of the Employer authorized the adoption of the Deferred Compensation Plan of Employer (the “Plan”), effective as of June 13, 1990;

WHEREAS, under the terms of the Plan the Employer is required to establish a fund for the purpose of accumulating amounts required to satisfy its obligations under the Plan;

WHEREAS, the Trustee agrees to act as the fiduciary of such fund;

NOW, THEREFORE, the Employer and the Trustee agree as follows:

ARTICLE I
GENERAL PROVISIONS

1.    Name. The Trust shall be known as the Deferred Compensation Trust of MidSouth Bancorp, Inc.
2.    Creation of Trust, The Employer hereby establishes, and the Trustee hereby accepts, a trust consisting of cash or other property paid or delivered to the Trustee.
3.    Trust Assets. The assets (and the related earnings thereon or investments thereof) comprising the Trust, whether principal or income, shall, at all times, remain the property of the Employer, to the extent such assets are attributable to property contributed by the Employer, or the Participating Subsidiary, to the extent such assets are attributable to property contributed by the Participating Subsidiary. No person, other than the Trustee and the Employer or Participating Subsidiary shall have any beneficial or other ownership interest in the assets comprising the Trust.
4.    Revocation. The Trust shall be revocable trust, and the Employer, through its Board of Directors, may revoke, terminate, amend or modify the Trust in its discretion.

5.    Incorporation by Reference. In the event of a conflict between the terms of the Plan and the Trust, the terms of the Plan shall govern. The terms of the Plan shall be incorporated in the Trust by this reference.
6.    Statement of Intent. This Trust is Intended as a vehicle to pay benefits under the Plan without rendering the Plan a “funded plan” for purposes of Title I of the Employee Retirement Income Security Act of 1974, and without causing Directors to be taxed before they actually receive benefits. Although the purpose of the Trust is to permit the Employer or a Participating Subsidiary to accumulate amounts required to satisfy its obligations under the Plan, the Directors shall not have an interest, whether direct or indirect, in all or any portion of the assets comprising the Trust, except an interest as an unsecured general creditor of the Employer or the Participating Subsidiary. The Trust shall not be deemed to create a fiduciary relationship between either the Employer or a Participating Subsidiary or the Trustee and the Directors.

ARTICLE II
CONTRIBUTIONS

The Trustee shall be fully accountable for all contributions actually received by it, but shall have no duty to require any such contribution or to determine whether the amount of any contribution complies with the provisions of the Plan.

ARTICLE III
DISTRIBUTIONS

1.    Distributions. Payment shall be made from the Trust by the Trustee to such persons, at such times, in such form, and in such amounts as the Plan Administrator shall direct, in writing. The Trustee shall be fully protected in making or discontinuing payments from the Trust in accordance with the directions of the Plan Administrator. The Trustee shall have no responsibility to determine whether the directions of the Plan Administrator comply with the terms of the Plan or applicable law.
2.    Withholding. The Trustee is authorized, to the extent required by applicable law, to withhold from any distribution the amount of any tax required to be withheld.
3.    Employer Common Stock. If a distribution is to be made in the form of Employer Common Stock, the Trustee shall cause the Employer to issue an appropriate stock certificate, and the Trustee shall deliver such certificate. Employer Common Stock distributed by the Trustee may include such legend restrictions on transferability as Employer may reasonably require. In order to ensure compliance with the terms of the Plan or applicable federal or State securities laws.

ARTICLE IV
INVESTMENTS

1.    Powers. The Trustee shall invest the assets comprising the Trust primarily or solely in Employer Common Stock. Subject to the investment policy set forth in the preceding sentence and the terms of this Trust, the Trustee shall have the power and authority conferred on trustees under the Louisiana Trust Code. Investments shall be made in accordance with the written Instructions of the Plan Administrator who shall direct the Trustee as to (a) the number of shares to be purchased, (b) the price per share to be paid, and (c) from whom such shares shall be purchased. The Trustee shall have no duty to determine whether any such acquisition complies with the provisions of the Plan or applicable federal or state securities laws.
In the event the Trustee is required to acquire or dispose of Employer Common Stock under circumstances which require the registration of the Plan or of such stock under the Securities Act of 1933 or the qualification of the securities under the blue-sky laws of any state, then the Employer or a Participating Subsidiary, at its own expense, shall take such actions as may be necessary or appropriate to effect such registration or qualification. and the Trustee shall postpone the payment of any distribution until such time as such registration or qualification is effected.

The Trustee shall not be liable for the acquisition, retention or disposition of Employer Common Stock in accordance with the provisions of this Article IV or for any loss or diminution in value of such stock, unless such loss or diminution is due to Trustee’s gross negligence or a lack of good faith.

2.    Dividends. Cash dividends payable on Employer Common Stock held in the Trust shall be applied to the purchase of additional shares of such stock as set forth in the Plan. Such purchases shall be at the direction of the Plan Administrator as provided in Paragraph I of Article IV.
Stock dividends, stock splits, and other distributions payable on Employer Common Stock as the result of a recapitalization or other adjustment in the capitalization of the Employer shall be treated as principal and held by the Trustee pursuant to the terms of the Trust.

3.    Exercise of Voting Rights. The Trustee shall exercise the voting rights attributable to Employer Common Stock held in the Trust in accordance with the instructions of the Plan Administrator.
4.    Nominee. The Trustee may register the assets comprising the Trust in the name of the Trustee or the Trustee’s nominee. Further, the Trustee may hold any security in bearer form. Notwithstanding the foregoing, however, the Employer, to the extent such assets were contributed by the Employer, or the Participating Subsidiary, to the extent such assets were contributed by the Participating Subsidiary shall, at all times, be the beneficial owner of such assets (and the earnings thereon and any investments thereof).
5.    Acquisition of Employer Common Stock. The Trustee shall purchase, from time to time, Employer Common Stock in accordance with the instructions of the Plan Administrator on the open market or by private purchase, including purchase from the Employer of authorized but unissued shares and shares held as treasury stock. Such purchases shall be made in accordance with the purchase price directed by the Plan Administrator. With respect to the purchase of Employer Common Stock acquired through public or private purchase, the Employer or a Participating Subsidiary shall pay the actual expenses of such transaction.

ARTICLE V
ACCOUNTING

Within a reasonable period after the close of each calendar year, the Trustee shall furnish the Plan Administrator with a complete accounting showing the assets held in the Trust as of the last day of such year and the fair market value of such assets. The accounting shall also contain a statement of any purchases, sales, distributions, and contributions which occurred during the calendar year.

For purposes of completing the accounting contemplated in the preceding sentence, the Plan Administrator shall provide the Trustee with the fair market value of Employer Common Stock held by the Trustee. The Trustee shall be entitled to rely on such valuation, and such valuation may be incorporated by reference in any report or accounting prepared by the Trustee.

ARTICLE VI
MISCELLANEOUS

1.    Fees and Expenses. Any brokerage fee, commission or expense incurred in connection with the purchase of Employer Common Stock shall be paid directly by the

Employer, to the extent such expenses relate to Directors of the Employer, and by the Participating Subsidiary, to the extent such expenses relate to the Directors of the Participating Subsidiary. Additional expenses or charges related to the administration of the Trust shall also be paid by the Employer or the Participating Subsidiary, as the case may be. Notwithstanding the foregoing, the Trustee shall pay any applicable Federal or State income tax from the assets comprising the Trust.
2.    Compensation. The Trustee shall receive such compensation as may be agreed upon by the Trustee and the Plan Administrator. Such compensation shall be paid directly by the Employer or the Participating Subsidiary in such proportion as the Plan Administrator shall determine.
3.    Qualification. The Trustee shall not be required to qualify before, be appointed by, or in the absence of a breach of trust, account to any court or obtain the order or approval of any court in the exercise of any power given under the terms of the Trust.
4.    Reliance. The Plan Administrator and the Employer shall furnish the Trustee with the names and specimen signatures of the person or persons authorized to act on its behalf. The Trustee shall be entitled to rely upon the fact that any person so named is authorized to act until such time as the Trustee receives subsequent written notice.
The Trustee is entitled to rely on all directions and information provided by the person or persons designated in accordance with this Paragraph (4) and shall not be liable for any action or inaction taken pursuant thereto.

5.    Resignation or Removal. The Trustee may resign at any time by giving thirty days written notice to the Plan Administrator. Upon such resignation becoming effective, the Trustee shall perform all acts necessary to transfer the assets of the Trust to a successor trustee.
The Plan Administrator may remove the Trustee at any time by giving thirty days’ written notice the Trust. Upon such removal becoming effective, the Trustee shall perform all acts necessary to transfer the assets of the Trust to a successor trustee.

The Plan Administrator shall have the power to appoint a successor trustee. The successor trustee shall have the powers conferred upon the Trustee under the terms of the Plan and the Trust.

6.    Indemnification. The Employer and the Participating Subsidiary agree to indemnify and hold harmless the Trustee from all liabilities and claims arising from the performance of its duties in accordance with the terms of the Trust, unless such liability, claim or expense results from a grossly negligent act, or omission or an act or omission performed in bad faith, of the Trustee.
7.    Governing Law. The terms of the Trust shall be governed by the laws of the State of Louisiana.
8.    Bankruptcy of Employer or Participating Subsidiary. For purposes of this Trust, the term “Bankruptcy or Insolvency” means that the Employer or Participating Subsidiary is subject to a pending proceeding as a debtor under the bankruptcy laws of the United States or similar laws of the State of Louisiana.

In the event of Employer’s or Participating Subsidiary’s Bankruptcy or Insolvency or in the event the Employer or Participating Subsidiary is unable to meet its debts as they mature, its Board of Directors or Chief Executive Officer of Employer shall notify the Trustee, in writing, within five days of such event. The Trustee may independently determine that the Employer or Participating Subsidiary is Bankrupt or Insolvent based upon written notice from a creditor of Employer or Participating Subsidiary. Unless the Trustee has actual knowledge of the Employer’s or Participating Subsidiary’s Bankruptcy or Insolvency, the Trustee shall have no duty to inquire whether the Employer or Participating Subsidiary is Bankrupt or Insolvent, and the Trustee may rely upon such evidence as may be furnished to Trustee by the Employer.

When so notified of the Employer’s or Participating Subsidiary’s Bankruptcy, Insolvency or inability to meet its debts as they mature, the Trustee shall suspend payments to Directors of such Bankrupt or Insolvent Employer or Participating Subsidiary and their beneficiaries, shall hold Trust assets attributable to such Employer or Participating Subsidiary for the benefit of the general creditors of such Employer or the Participating Subsidiary, as the case may be, and shall deliver the assets to satisfy creditors’ claims as directed by a court of competent jurisdiction. If the Board of Directors or Chief Executive Officer of Employer notifies the Trustee that the Employer or Participating Subsidiary is no longer Bankrupt, Insolvent or unable to meet its debts as they mature, the Trustee shall resume payments to Directors and their beneficiaries out of whatever assets the Trust may then have.

9.    Directors’ Rights. The Directors and their beneficiaries have no vested interests in any assets of the Trust. Although it is expected that Plan Benefits will be paid in full or in part from Trust assets, the Directors and their beneficiaries have no secured right to any benefit, and upon the Bankruptcy or Insolvency of the Employer or the Participating

Subsidiary, as the case may be, shall have only the same rights in Trust assets as any other unsecured creditor of the Employer or Participating Subsidiary, as the case may be, has.
10.    Tax Status of the Trust. The Trust is intended to constitute a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986.
11.    General Assets of Employer or Participating Subsidiary. Notwithstanding any provision of the Trust or the Plan to the contrary, the assets comprising the Trust (and the related earnings thereon or investments thereof) shall, at all times, be assets of the Employer, to the extent such assets were contributed by the Employer, or the Participating Subsidiary, to the extent such assets were contributed by the Participating Subsidiary, available to satisfy the obligations of the Employer or the Participating Subsidiary, as the case may be, in the event of the Employer’s or Participating Subsidiary’s, as the case may be, Bankruptcy or Insolvency as provided in paragraph 8 of Article VI.
This document may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

MIDSOUTH BANCORP INC.

BY: /s/ C.R. Cloutier
C. R. Cloutier
President & CEO
WITNESSES:

/s/

/s/

MIDSOUTH BANK, N.A.

BY: /s/ Teri S. Stelly
Teri S. Stelly
Senior Vice President

WITNESSES:

/s/

/s/

DATE: December 29, 2010

Exhibit A    DEFERRAL AUTHORIZATION TO PARTICIPATE IN THE
DEFERRED COMPENSATION PLAN FOR
MEMBERS OF THE BOARD OF DIRECTORS OF
MIDSOUTH BANCORP, INC. AND
PARTICIPATING SUBSIDIARIES

1.    The amount of my compensation that I, as a member of the Board of Directors of MidSouth Bancorp, Inc. and/or MidSouth Bank, N.A., elect to have deferred, deemed invested in common stock of MidSouth Bancorp, Inc. and distributed subject to the terms of the Deferred Compensation Plan for Members of the Board of Directors of MidSouth Bancorp, Inc. and Participating Subsidiaries is as follows, effective January 1, 20__:

(Check applicable blanks)

All Board and Committee meeting fees

__________ % of All Board and Committee meeting fees

2.    By indicating "Yes" below, I elect that the percentage of Fees deferred pursuant to
Paragraph 1 above may not be decreased by me at any time before January 1, 20__ or the 1st day of any subsequent calendar year.

YES

__________NO

3.    I elect to NOT participate in the Plan effective as of the 1st day of January, 20___.

YES

__________NO

4.	In the event of my death, my interest in the balance in the Deferred Compensation Account is to be paid to the following person or persons:

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(If more than one beneficiary is named, please designate the portion that each beneficiary is to receive.)

____________________________
Signature

____________
Date

This election was accepted at 5:00 o'clock p.m. on the day of
December __ , 20__.

MIDSOUTH BANCORP, INC.

BY:    ______________________
C. R. Cloutier
President & C.E.O.

MIDSOUTH BANK, N.A.

BY:    _______________________
Teri S. Stelly
Senior Vice President